SUB-ITEM 77Q3

AIM Growth Allocation Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending:  12/31/2008
File number: 811-2699
Series No.:  11

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                         $ 191
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                         $ 49
        Class C                         $ 45
        Class R                         $ 6
        Class Y                         $ -
        Institutional Class             $ -

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                        0.0062
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                        0.0062
        Class C                        0.0062
        Class R                        0.0062
        Class Y                        0.0062
        Institutional Class            0.0062

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                        33,250
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                         8,561
        Class C                         7,749
        Class R                         1,085
        Class Y                            85
        Institutional Class                 8


74V.  1 Net asset value per share (to nearest cent)
        Class A                         $7.76
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                         $7.64
        Class C                         $7.64
        Class R                         $7.73
        Class Y                         $7.77
        Institutional Class             $7.82